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                                                                   EXHIBIT 5



Celeris Corporation
1801 West End Avenue
Suite 750
Nashville, Tennessee 37203

      Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

                 We have acted as counsel to Celeris Corporation, a Minnesota corporation (the "Company") in connection with a registration statement on Form S-8 (the "Registration Statement") relating to the sale by the Company from time to time of up to 500,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

                 We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below.

                 In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties.

                 Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

                 Our opinion expressed above is limited to the laws of the State of Minnesota.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                            Very truly yours,

Dated: July 8, 1999
                                            /s/ Dorsey & Whitney LLP